                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SANCHEZ COMPUTER ASSOCIATES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [LOGO APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 20, 1998


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Sanchez Computer Associates, Inc. (the "Company") will be held at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Wednesday, May 20, 1998, at 2:00 p.m., local time, for the following purposes:

     1.   to elect nine directors;

     2.   to vote on the adoption of an Employee Stock Purchase Plan;

     3. to vote on a proposal to amend the Company's Articles to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000; and

     4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has established the close of business on April 9, 1998 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please complete, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.


                                         By order of the Board of Directors,


                                         /s/ Christopher C. Carr
                                         Christopher C. Carr
                                         Secretary

40 Valley Stream Parkway
Malvern, PA 19355
April 20, 1998

                       SANCHEZ COMPUTER ASSOCIATES, INC.
                            40 VALLEY STREAM PARKWAY
                               MALVERN, PA 19355

                                PROXY STATEMENT

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Sanchez Computer Associates, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 20, 1998 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 20, 1998.

VOTING SECURITIES

  Only the holders of shares of common stock, no par value per share (the "Common Stock"), of the Company of record at the close of business on April 9, 1998 (the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were XX,XXX,XXX Shares outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the shareholders or, if no instructions are given, to vote as recommended by the Board. Each holder of Shares entitled to vote will have the right to one vote for each Share standing in his name on the books of the Company.

  The nine nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. The approval of the proposals to adopt the employee stock purchase plan and to amend the Company's Articles requires in each case a majority of the votes cast by all shareholders entitled to vote thereon. Votes withheld from any director, broker non-votes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Only those votes that are cast as affirmative or negative will be treated as voting on any matter presented at the Annual Meeting.

REVOCABILITY OF PROXY

  Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

  The cost of soliciting Proxies, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person or by telephone.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Shareholders intending to present proposals at the next Annual Meeting of Shareholders to be held in 1999 must notify the Company of the proposal no later than December 21, 1998.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 9, 1998, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company's Common Stock is the only class of equity securities outstanding. The table also shows the number of Shares owned beneficially by each director or nominee, by each named executive officer, and by all executive officers and directors as a group.

                                                  NUMBER OF      PERCENT OF
                                               Shares Owned (1)     CLASS
                                               ----------------  -----------
Safeguard Scientifics, Inc.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087(2).........................        3,118,292         26.9%
Michael A. Sanchez
  40 Valley Stream Parkway
  Malvern, PA 19355(3).......................        1,885,271         16.7%
Frank R. Sanchez
  40 Valley Stream Parkway
  Malvern, PA 19355(4).......................          807,671          7.2%
Ronald J. Zlatoper(4)........................          100,200   *
Warren V. Musser.............................          487,434          4.3%
Lawrence Chimerine...........................           73,000   *
Kailash C. Khanna(4).........................            6,300   *
John D. Loewenberg(4)........................           13,960   *
Ira M Lubert.................................          119,766          1.1%
Thomas C. Lynch..............................            1,449   *
Stewart A. Jack(4)...........................            7,050   *
Richard H. Jefferson(4)......................            7,500   *
Daniel W. Sollis(4)..........................            6,050   *
Executive officers and directors as a group
   (18 persons)(5)...........................        4,019,483         34.9%

*  Less than 1% of the outstanding Common Stock.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares (except for shares held jointly with spouse).

(2) Includes a warrant exercisable for 360,000 shares. The warrant and 2,749,292 shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc.
    ("Safeguard").   The remaining 9,000 shares are held of record by Safeguard
    Delaware, Inc., a wholly owned subsidiary of Safeguard. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit.

(3) Includes 50,000 shares held in trust for Mr. Sanchez's spouse, an aggregate of 99,000 shares held in trust for three minor children, and 17,400 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of April 9, 1998.

(4) Includes for Messrs. Frank Sanchez, Zlatoper, Khanna, Loewenberg, Jack, Jefferson, and Sollis 17,400 shares, 75,000 shares, 2,000 shares, 12,100 shares, 6,050 shares, 7,500 shares, and 3,650 shares and that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of April 9, 1998.

(5) Includes 279,403 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by within 60 days of April 9, 1998.

                           I.  ELECTION OF DIRECTORS

          It is intended that the persons named as Proxies for the Annual Meeting will vote in favor of the election of the following nine nominees as directors of the Company to hold office until the Annual Meeting of Shareholders in 1999 and until their successors are elected and have qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holders of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

          THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE NINE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

                                                                           HAS BEEN A
                              PRINCIPAL OCCUPATION AND BUSINESS             DIRECTOR
       NAME                   EXPERIENCE DURING LAST FIVE YEARS               SINCE        AGE
------------------        -----------------------------------------------  ----------  ----------

Michael A. Sanchez          Chairman of the Board of the
                            Company(1)(2)(4)(13)...........................    1979        40
Frank R. Sanchez            President and Chief Operating Officer
                            of the Company(1)(5)(13).......................    1980        41
Ronald J. Zlatoper          Chief Executive Officer of the Company(1)(6)...    1997        56
Warren V. Musser            Chairman of the Board and Chief
                            Executive Officer of Safeguard
                            Scientifics, Inc., a strategic information
                            systems company(1)(2)(7).......................    1987        71
Lawrence Chimerine          Managing Director and Chief Economist
                            of the Economic Strategy Institute, adviser
                            to the WEFA Group, and President,
                            Radnor Consulting Services, an
                            economic advisory firm(2)(3)(8)................    1987        57
Kailash C. Khanna           Head of Technology, Operations and
                            Support of the Society for Worldwide
                            Interbank Financial Telecommunication s.c., ...
                            a cooperatively owned provider of
                            inter-bank financial transfer
                             services(3)(9)................................    1997        59
John D. Loewenberg          Managing Partner, JDL Enterprises, a
                            consulting firm(2)(3)(10)......................    1996        57
Ira M. Lubert               Managing Director, TL Ventures, III;
                            General Partner, Technology Leaders
                            Management L.P. and Technology Leaders
                            II Management L.P.; and Managing Director,
                            Radnor Venture Management Company,
                            venture capital partnerships(11)...............    1989        48
Thomas C. Lynch             Senior Vice President of Safeguard
                            Scientifics, Inc., a strategic information
                            systems company(3)(12).........................    1996        56

(1)  Member of the Executive Committee.
(2) Member of the Compensation Committee (Michael A. Sanchez is a non-voting member)
(3)  Member of the Audit Committee.
(4) Mr. Michael Sanchez founded the Company in 1979 and has been its Chairman since its inception. He also served as Chief Executive Officer from inception until April 1997. In addition to providing strategic direction for the Company, Mr. Sanchez is currently responsible for overseeing Sanchez's marketing activities.
(5) Mr. Frank Sanchez has been the President and Chief Operating Officer of the Company since 1994 and a director of the Company since his employment with the Company began in 1980. In his capacity as Chief

     Operating Officer, Mr. Sanchez is responsible for the sales and technology development functions of the Company. He was the principal architect of the PROFILE integrated banking system and continues to be responsible for developing the Company's product and technical strategy. From 1980 until 1994, Mr. Sanchez was Executive Vice President in charge of Technology and Product Development.
(6) Mr. Zlatoper has been the Chief Executive Officer of the Company since April 1997. Prior to that time, Mr. Zlatoper retired from the U.S. Navy as an Admiral after 33 years of service, including service as Commander in Chief of the U.S. Pacific Fleet from 1994 until his retirement in 1996 and as Chief of Naval Personnel and Deputy Chief of Naval Operations for Manpower and Personnel from 1991 to 1994. Mr. Zlatoper also serves on the Executive Board of the Cradle of Liberty Council, Boy Scouts of America and the Pearl Harbor Aviation Museum and on the Advisory Board of Penn State Great Valley and the George Washington University Business School.
(7) Mr. Musser has been Chairman of the Board and Chief Executive Officer of Safeguard since 1953. Mr. Musser is also Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation, CompuCom Systems, Inc., DocuCorp International, Inc. and National Media Corporation, and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors and serves as Vice President/Development, Cradle of Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Partnership on Economic Education.
(8) Dr. Chimerine has served as Managing Director and Chief Economist of the Economic Strategy Institute since August 1993 and as President of Radnor Consulting Services since August 1991. Dr. Chimerine became an advisor to the WEFA Group in 1997. From June 1991 to March 1994, Dr. Chimerine was a Senior Economic Advisor of DRI-McGraw/Hill. Dr. Chimerine is a director of Bank United Corp.
(9) Dr. Khanna joined the Society for Worldwide Interbank Financial Telecommunication (S.W.I.F.T.) in September 1993, initially as Head of Information Technology. In 1994, he was appointed the Head of Technology, Operations and Support. Prior to joining S.W.I.F.T., Dr. Khanna served from 1988 until 1993 as Senior Vice President of Systems and Technology for the CIT Group of Manufacturers Hanover Bank, an asset-based lending institution. Dr. Khanna also serves on the International Advisory Committee of Global One (a telecommunications joint venture of Sprint, Deutsche Telekom and France Telecom) and the Information Systems & Technology Council of the American Management Association.
(10) From May 1995 through March 1996, Mr. Loewenberg served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, from March 1989 to May 1995, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty. Mr. Loewenberg is a director of CompuCom Systems, Inc., Diamond Technology Partners Incorporated and DocuCorp International, Inc.
(11) Mr. Lubert has served as a managing director of Radnor Venture Management Company since 1988, a managing director since 1991 and a general partner since 1995 of Technology Leaders Management L.P., a managing director and a general partner of Technology Leaders II Management L.P. since 1994, and a managing director of TL Ventures III since 1997. Mr. Lubert is a director of National Media Corporation and The Score Board, Inc.
(12) Mr. Lynch has been a Senior Vice President of Safeguard since November 1995. Prior to that time, Mr. Lynch retired from the U.S. Navy as an Admiral after 31 years of service, including serving as Superintendent of the U.S. Naval Academy from 1991 through 1994 and Director, Navy Roles and Missions from 1994 through 1995. Mr. Lynch currently serves as a director of The Eastern Technology Council, Commissioner of the Cradle of Liberty Council, Boy Scouts of America and a trustee of the U.S. Naval Academy Foundation.
(13) Michael A. Sanchez and Frank R. Sanchez are brothers.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          The Board held five meetings in 1997. The Company's Board of Directors has appointed standing Audit, Compensation and Executive Committees. The Board has not appointed a standing Nominating Committee. The Compensation Committee, which met one time in 1997, fixes compensation levels, including incentive compensation for all officers and other principal employees, and administers the Company's stock option plans. The Audit Committee held three meetings in 1997. The Audit Committee discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls of the Company. The Executive Committee did not meet during 1997. The Executive Committee is empowered to exercise the powers granted in the by-laws to the Board of Directors in respect to the routine management of the business of the Company. All of the directors attended at least 75% of the total number of Board and Committee meetings of which they were members during the period in which they served as a director.

Directors' Compensation

     Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. Directors are reimbursed for travel expenses incurred in connection with attendance at meetings or other Company business, but directors are not compensated for their services as directors.


DIRECTORS' STOCK OPTIONS

     Directors of the Company are eligible, in the discretion of the Compensation Committee, to participate in the Company's 1995 Equity Compensation Plan. In May 1997, Kailash C. Khanna received an option to purchase 8,000 shares at $6.75 per share, which option vests 25% each year, commencing on May 29, 1998, and has a term of ten years.


                   REPORT OF THE BOARD COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the "Committee") reviews and approves management recommendations for compensation levels, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans.

     The current voting members of the Committee are all outside directors of the Company. Michael A. Sanchez, who is Chairman of the Board of the Company, is a non-voting member of the Committee and does not participate in decisions regarding his compensation.

EXECUTIVE COMPENSATION POLICIES

     The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company.

     Base compensation levels are initially established for new executives on the basis of subjective factors, with reference to the experience and achievements of the individual and the level of responsibility to be assumed in the Company. Any salary increases that are approved by the Committee also are awarded based on subjective factors, including an executive's increased levels of individual responsibility, maintaining an appropriate scale among Company executives based on relative positions and responsibilities, the competitiveness of the labor market in the technology sector, and on general levels of inflation. Annual cash bonuses, which may be awarded following year-end at the discretion of the Committee, are intended to motivate executives to achieve and exceed not only the targeted tasks and objectives determined for each executive according to his or her functional responsibilities within the organization but also the annual corporate performance targets and strategic objectives as defined in the Company's annual strategic plan.

     The Company's Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement by the Company of its financial and operational objectives. Grants under the Equity Compensation Plan are intended to align the interests of executives and key employees with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain in the Company's employ. Generally, grants are not made every year, but are awarded subjectively, based on a number of factors, including the Company's achievement of financial and strategic objectives, the individual's contributions toward the achievement of the Company's financial and operational objectives, and the amount and term of options already held by the individual.

     The Committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance based" as defined in section 162(m). The Committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.


CEO COMPENSATION

     The Committee authorized a cost-of-living increase in Mr. Michael Sanchez's 1997 base salary of approximately 3% over 1996. Mr. Sanchez served as CEO through April 1997.

     Mr. Zlatoper's salary was fixed by the Committee when he was appointed Chief Executive Officer of the Company in April 1997. The Committee also approved the grant of an option to purchase 200,000 shares under the Company's 1995 Equity Compensation Plan to Mr. Zlatoper in connection with his appointment as Chief Executive Officer.

OTHER EXECUTIVE COMPENSATION

     The Committee granted options under the Company's 1995 Equity Compensation Plan to certain of its new executives and employees and also granted options to certain executives and employees for exceptional performance during 1997. The relative number of options granted to new executives and employees was based on each such individual's responsibilities assumed.


By the Compensation Committee:

Lawrence Chimerine       John D. Loewenberg       Warren V. Musser       Michael
A. Sanchez


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Directors Chimerine, Loewenberg and Musser comprise the voting members of the Compensation Committee. Mr. Sanchez, Chairman of the Board and an Executive Officer of the Company, serves as a non-voting member of the Compensation Committee. Mr. Sanchez did not participate in discussions regarding his compensation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth information concerning compensation paid during the last three fiscal years to each individual who served as Chief Executive Officer during 1997 and to each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1997 (collectively, the "Named Officers").


                          SUMMARY COMPENSATION  TABLE


                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                          ANNUAL                            AWARDS
                                                      COMPENSATION(1)                    ------------
                                         ----------------------------------------         SECURITIES
                                                                     OTHER ANNUAL         UNDERLYING              ALL OTHER
                                                                     COMPENSATION      OPTIONS/SARS              COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)        BONUS($)     ($)(2)               (#)                    ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper, Chief       1997           $152,586         --             --                  200,000                    --
 Executive Officer(4)
--------------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez,             1997           $194,275         --             --                       --                $4,800
 Chairman(4)
                                1996            190,000    $20,000             --                       --                 5,700

                                1995            160,200         --             --                   24,000                 7,956

--------------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez, President     1997           $204,500         --             --                       --                $4,800
 and Chief Operating Officer
                                1996            200,000    $30,000             --                       --                 4,800

                                1995            160,200         --             --                   24,000                 5,797

--------------------------------------------------------------------------------------------------------------------------------
Richard H. Jefferson,           1997           $174,840         --       $ 83,567                   12,000                $4,003
 Managing Director,
 Asia-Pacific Rim               1996            162,048         --        112,246                       --                    --

                                1995                 --         --             --                   18,000                    --

--------------------------------------------------------------------------------------------------------------------------------

Daniel W. Sollis, Senior Vice   1997           $197,175         --             --                   15,000                    --
 President, Sales(4)
                                1996             82,500         --             --                    9,600                    --

--------------------------------------------------------------------------------------------------------------------------------

Stewart A. Jack, Managing       1997           $175,690         --             --                    6,000                    --
 Director, Europe(4)
                                1996             93,163         --             --                   14,600                    --

--------------------------------------------------------------------------------------------------------------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of the aggregate of any such Named Officer's salary and bonus in 1997.

(2) The amount stated for Mr. Jefferson includes payment of $30,600 for expatriate housing as well as certain other overseas living expenses, including, among other things, auto, travel and meal expenses.

(3) Represents a contribution under the Company's 401(k) plan.

(4) Mr. Zlatoper's employment commenced in April 1997, Mr. Sollis's employment commenced in April 1996 and Mr. Jack's employment commenced in May 1996.
    Mr. Michael Sanchez served as Chief Executive Officer of the Company through April 1997.

STOCK OPTIONS

     The following tables set forth information with respect to options granted and exercised during fiscal year 1997 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1997.



                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                                              AT ASSUMED ANNUAL
                                                                                                                RATES OF STOCK
                                                                                                              PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                                                FOR OPTION TERM(1)
-----------------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF        % OF TOTAL
                          SECURITIES        OPTIONS/
                          UNDERLYING         SARS
                           OPTIONS/        GRANTED TO     EXERCISE OR     FAIR MARKET     EXPIRA-
                             SARs         EMPLOYEES IN     BASE PRICE    VALUE ON GRANT    TION                 5%           10%
      NAME             GRANTED (#)(2)      FISCAL YEAR     ($/SH)             DATE         DATE                ($)           ($)
------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper          200,000         44.2%          $   4.46        $   5.25        4/28/07            $818,339    $1,831,430

------------------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez                0           --                 --              --        --                  --            --
------------------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez                  0           --                 --              --        --                  --            --
------------------------------------------------------------------------------------------------------------------------------------
Richard H. Jefferson         12,000          2.7%          $12.5625        $12.5625        8/14/07            $ 91,056    $  236,507
------------------------------------------------------------------------------------------------------------------------------------
Daniel W. Sollis             10,000          2.2%          $ 19.125        $ 19.125       11/13/07            $114,026    $  298,553
                              5,000          1.1%              6.75            6.75        5/29/07              21,225        53,789
------------------------------------------------------------------------------------------------------------------------------------
Stewart A. Jack               6,000          1.3%          $17.6875        $17.6875        10/7/07            $ 64,866    $  167,261
------------------------------------------------------------------------------------------------------------------------------------

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of four years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of common stock of the Company or any of its subsidiaries or affiliates.

(2) The option granted to Mr. Zlatoper vests 25% each year commencing on the grant date; the option to purchase 10,000 shares granted to Mr. Sollis vests 25% each year commencing on the first anniversary of the grant date; the option granted to Mr. Jefferson vests 50% on August 14, 2001 and 50% on August 14, 2002, subject to acceleration of vesting upon the achievement of certain performance criteria; and the option to purchase 5,000 shares granted to Mr. Sollis and the option granted to Mr. Jack vest 33-1/3% each year commencing on the first anniversary of the grant date. All of the options have a ten-year term. The options continue vesting and remain exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same day sales (i.e. cashless broker's exercises). The Compensation Committee has the authority to modify the terms of outstanding options, including acceleration of the exercise date of outstanding options.


                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                           OPTIONS/SARS                  OPTIONS/SARS
                                SHARES                                 AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END(#)(1)
                             ACQUIRED ON         VALUE
    NAME                     EXERCISE (#)      REALIZED($)          EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper                  25,000           $226,000            25,000  150,000           $616,625   $3,699,750
----------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez                       0                 --            17,400   12,000           $454,257   $  306,000
----------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez                         0                 --            17,400   12,000           $454,257   $  306,000
----------------------------------------------------------------------------------------------------------------------------
Richard H. Jefferson                 6,000           $ 74,628             7,500   16,500           $191,250   $  309,750
----------------------------------------------------------------------------------------------------------------------------
Daniel W. Sollis                         0                 --             2,400   22,200           $ 61,200   $  389,225
----------------------------------------------------------------------------------------------------------------------------
Stewart A. Jack                          0                 --             3,650   16,950           $ 91,669   $  341,756
----------------------------------------------------------------------------------------------------------------------------


(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value of the stock at December 31, 1997, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1997, the per share fair market value was $29.125.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company restructured and extended the employment contract of Richard H. Jefferson as of August 1, 1997. The term of this extension is two and one-half years. Mr. Jefferson is the Managing Director of the Company's Asia-Pacific Rim activities. This agreement provides for the payment of a base salary plus commissions, the payment of certain living expenses, and option grants. The Company has the option to terminate this agreement at any time, subject to a severance payment equal to three months base salary if such termination is for any reason other than non-performance.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock for the period November 13, 1996 through December 31, 1997 with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on November 13, 1996 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of the business and has not paid cash dividends on its Common Stock.


                               Nov-96          Dec-96           Dec-97
--------------------------------------------------------------------------
Sanchez                               100              143             530
--------------------------------------------------------------------------
Nasdaq                                100              100             123
--------------------------------------------------------------------------
Peer Group                            100              103             127
--------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

     The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services. The administrative support services include consultation regarding the Company's general management, investor relations, certain legal services, insurance programs administration and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services that are contracted out. The agreement provides for automatic quarterly renewals unless terminated by either party upon notice at least ninety days prior to the end of any given quarter. The Company expensed $100,000 during 1997 for these services.

     On March 1, 1995, the Company made a loan to Frank R. Sanchez in the amount of $114,000. The Company made this loan to provide funding to exercise certain stock options for the purchase of Common Stock as part of a Company-wide program enabling all employees who had been granted options prior to December 31, 1993 to exercise similar options. In consideration of this loan, Frank R. Sanchez executed a full recourse note to the Company. The note has a 10 year term and bears interest at the rate of 7.75% per annum. The highest outstanding balance since January 1, 1997 was $102,000, and as of the date hereof, the outstanding principal balance of such note is $_______.

     In June 1997, the Company entered into a note with Safeguard Scientifics, Inc., a shareholder of the Company, that provides for borrowings by Safeguard from the Company of up to a maximum of $12 million on a revolving basis at Safeguard's effective borrowing rate minus .75%. This rate is higher than the Company is earning on its money market investments. The highest principal balance of these borrowings during 1997 was $12,000,000, and as of the date hereof, the outstanding principal balance of such note is $______.

     In September 1997, the Company entered into a demand note with Ronald J. Zlatoper in the amount of $176,592.50. The loan was made to provide funding for the exercise of stock options of the Company and related taxes. The note bears interest at the rate of 5.81%; interest is payable in arrears March 31 of each year. The principal balance is due upon demand, but in any event becomes automatically payable in full within 15 business days after the borrower sells the stock.


          II.  PROPOSAL TO ADOPT THE SANCHEZ COMPUTER ASSOCIATES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

BACKGROUND


     The Company's shareholders are being asked to approve the adoption of the Sanchez Computer Associates, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was approved by the Board of Directors on February 26, 1998, with a total of 300,000 shares reserved for issuance thereunder. The purpose of the Purchase Plan is to provide employees of the Company and its majority owned subsidiaries that adopt the Purchase Plan with an opportunity to purchase Common Stock from the Company through payroll deductions and to provide the Company with the ability to attract, retain, and motivate the best people available for the successful conduct of its business. The essential features of the Purchase Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.


OFFERING PERIOD


     Offerings under the Purchase Plan have a duration of six months. The first offering will begin on July 1, 1998 and end on December 31, 1998. A new Offering Period shall begin on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year, starting with January 1, 1999, and ending at the end of such six month period, unless changed by the committee of the Board of Directors that administers the Purchase Plan (the "Committee").


GRANT AND EXERCISE OF OPTION


     On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on the last day of the offering period (the "Exercise Date") up to a number of whole shares of the Common Stock determined by dividing 15% of the participant's Compensation (as defined in the "Payroll Deduction" section, infra) by the exercise price, which shall not be less than the lower of (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date. The exercise price shall be determined by
the Committee.   The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any majority owned subsidiary, and to restrict a participant's right to purchase stock under the

Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee has withdrawn, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next period.


SHARES AVAILABLE UNDER THE PURCHASE PLAN


     The total number of shares of Common Stock that are issuable under the Purchase Plan is 300,000 shares.


ELIGIBILITY AND PARTICIPATION


     Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company is eligible to participate in offerings under the Purchase Plan. Employees of subsidiaries that adopt the Purchase Plan with Company approval will be eligible on the same basis. Employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the Enrollment Date.


     No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.


PURCHASE PRICE


     The Committee will set the price at which shares are sold under the Purchase Plan, which will not be less than 85% of the fair market value per share of Common Stock at either the Enrollment Date or at the Exercise Date, whichever is lower.


PAYROLL DEDUCTIONS


     The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 15% of a participant's compensation. "Compensation" for purposes of the Purchase Plan is the base pay or regular straight-time earnings as in effect at the beginning of each offering period.



     All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose pending the purchase of shares.


ADMINISTRATION


     The Purchase Plan is administered by the Committee and shall have all powers with respect to the Purchase Plan, except for amending or terminating the Purchase Plan.


WITHDRAWAL FROM THE PURCHASE PLAN


     A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

     A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.


TERMINATION OF EMPLOYMENT


     Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or in the case of death, to the person or persons entitled thereto, without interest.


CAPITAL CHANGES


     In the event of changes in the Common Stock of the Company due to stock split or other changes in capitalization, or in the event of any merger, sale, reclassification, or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.


NONASSIGNABILITY


     No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Committee as an election to withdraw from the Purchase Plan.


AMENDMENT AND TERMINATION OF THE PURCHASE PLAN


     The Board of Directors of the Company may at any time amend or terminate the Purchase Plan; however, such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant, except as necessary to comply with tax or securities laws. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 15% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3, or any successor rule.


TAX INFORMATION


     The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of section 423 of the Internal Revenue Code (the "Code"), which incorporates by reference the tax treatment provisions of section 421 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the Enrollment Date and one year from the Exercise Date, the amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the Enrollment
Date), and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.


APPROVAL BY THE SHAREHOLDERS


     Approval of the Purchase Plan requires the affirmative vote of a majority of the votes cast by the holders of the Company's outstanding shares of Common Stock entitled to vote thereon. If not so approved by the shareholders, the Purchase Plan will be terminated.


                 III.  PROPOSAL TO AMEND THE COMPANY'S ARTICLES
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

     THE BOARD BELIEVES THAT THE FOLLOWING PROPOSAL TO ADOPT A RESOLUTION PROVIDING FOR AN AMENDMENT TO THE COMPANY'S ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 75,000,000 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

BACKGROUND AND PROPOSED AMENDMENT

     The Company's Board of Directors has adopted, and is recommending to the shareholders for their approval at the Annual Meeting, a resolution to amend
Article 4 of the Company's Articles to increase the number of authorized shares of common stock of the Company from 50,000,000 to 75,000,000 (the "Amendment"). Under the proposal, the number of authorized shares of preferred stock of the Company will remain unchanged at 10,000,000. The applicable text of the Board's resolution is as follows:

        RESOLVED, that the first sentence of Article 4 of the Company's Articles be amended to read in its entirety as follows:

        "The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 Common Shares, no par value (the "Common Shares"), and 10,000,000 Preferred Shares, no par value (the "Preferred Shares")."

     As of the close of business on April 9, 1998, _________ shares of common stock were issued and outstanding, ___________ shares of common stock were reserved for issuance pursuant to the exercise of options granted or to be granted under the Company's various stock option plans, 300,000 shares of common stock were reserved for issuance under the Employee Stock Purchase Plan, and __________ shares of common stock were reserved for issuance upon the exercise of outstanding warrants to purchase shares of common stock of the Company. No shares of preferred stock are issued and outstanding or reserved for issuance.

     The additional shares of common stock for which authorization is sought will be identical to the shares of common stock of the Company now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

PURPOSE AND EFFECT OF AMENDMENT

     The purpose of the proposed Amendment is to give the Board the flexibility and authority to issue additional shares of common stock from time to time for such purposes, to such persons and for such consideration as the Board may approve. No further vote of the shareholders will be required prior to such issuance, except as may otherwise be required by applicable law or the rules of any national securities exchange or registered national securities association on which the Company's shares are then listed. For example, the Nasdaq National Market, on which the Company's shares of common stock are presently included, generally requires shareholder approval as a prerequisite for issuing shares in several instances, including (a) when a stock option or purchase plan is to be established pursuant to which stock may be acquired by officers or directors; (b) when the issuance will result in a change of control of the Company; (c) in connection with the acquisition of the stock or assets of another company (i) if any director, officer or a substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions, and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common stock or voting power of 5% or more, or (ii) where, due to the present or potential issuance of common stock, or securities convertible into common stock, other than a public offering for cash, the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (d) in connection with a transaction other than a public offering involving (i) the sale or issuance by the Company of common stock, or securities convertible into common stock, at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, or (ii) the sale or issuance by the Company of common stock, or securities convertible into common stock, is equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the greater of book or market value of the stock.

     The additional shares of common stock being authorized could be issued publicly or privately for a variety of corporate purposes, including, without limitation, in connection with financings, acquisitions, stock splits, stock dividends, employment agreements, warrants, stock options, employee benefit plans, or for purposes of augmenting the capital of the Company. The Company currently has no plans, understandings or arrangements to issue any of the additional shares of common stock authorized by the Amendment. However, because the need to issue shares can arise when it would be inconvenient or impossible to hold a shareholders' meeting, the Board believes that it is prudent business planning to authorize the issuance of an additional 25,000,000 shares of common stock. Nonetheless, there may be certain disadvantages to the additional flexibility afforded the Company as a result of the authorization of additional shares of common stock.

     The proposed Amendment is not intended to have an anti-takeover effect. However, the availability of additional shares of common stock could make any attempt to gain control of the Company or the Board of Directors more difficult, costly or time-consuming. Under certain circumstances, the additional shares could be used to frustrate persons seeking to effect a takeover that the Board of Directors determines is not in the best interests of the Company and its shareholders, if such shares were issued to a holder or holders who might oppose the takeover bid.

     The issuance of additional shares of common stock, whether or not in connection with a contest for control, will, in most instances, dilute the voting power of each shareholder, and may dilute earnings and book value on a per share basis.

APPROVAL BY THE SHAREHOLDERS

     Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the Company's outstanding shares of Common Stock entitled to vote thereon. If approved by the shareholders, the Amendment to the Articles will become effective upon the filing with the Secretary of State of the Commonwealth of Pennsylvania of Articles of Amendment to the Company's Articles, which filing the Company presently intends undertaking promptly after the Annual Meeting. If the Amendment to the Company's Articles is not approved, the Articles of Amendment will not be filed.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Since 1985, the Company has retained Coopers & Lybrand, L.L.P. as its independent public accountants, and it intends to retain Coopers & Lybrand for the current year ending December 31, 1998. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will have an opportunity at the Annual Meeting to make a statement, if desired, and will be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1997 through December 31, 1997, its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements, with the exception of a late Form 3 filing by Daniel W. Sollis, an executive officer of the Company, a late Form 4 filing by Ronald J. Zlatoper, an executive officer of the Company, a late Form 4 filing and one transaction reported late by Michael L. Turner, an executive officer of the Company, and one transaction reported late by each of Ira M. Lubert and Kailash C. Khanna, directors of the Company.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

     The Company's Annual Report for 1997, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the shareholders but is not to be regarded as proxy solicitation material.

Dated:  April 20, 1998

                                  APPENDIX A


                       SANCHEZ COMPUTER ASSOCIATES, INC.
                       ---------------------------------

                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------



     The following constitute the provisions of the Employee Stock Purchase Plan of Sanchez Computer Associates, Inc.



     1.  PURPOSE.  The purpose of the Plan is to provide Employees of the
         -------
Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly, so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.



     2.  DEFINITIONS.
         -----------

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.
               ---



          (b) "Board" shall mean the Board of Directors of the Company.
               -----



          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----



          (d) "Common Stock" shall mean the common stock, no par value per
               ------------
     share, of the Company.



          (e) "Committee" shall mean the committee appointed pursuant to
               ---------
     Paragraph 11.



          (f) "Company" shall mean Sanchez Computer Associates, Inc., a
               -------
     Pennsylvania corporation, or any successor which adopts this Plan.



          (g) "Compensation" shall mean the base pay or regular straight-time
               ------------
     earnings as in effect at the beginning of each Offering Period.



          (h) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
     interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of PARAGRAPH 9(B).



          (i) "Designated Subsidiary" shall mean any Subsidiary that has adopted
               ---------------------
     the Plan in accordance with PARAGRAPH 29.



          (j) "Eligible Employee" shall have the meaning defined in PARAGRAPH
               -----------------
3(A).



          (k) "Employee" shall mean any person, including an officer, who is
               --------
     customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.



          (l) "Employer" shall mean the Company and each of its Designated
               --------
     Subsidiaries.



          (m) "Enrollment Date" shall mean the first day of each Offering
               ---------------
     Period.

          (n) "Exercise Date" shall mean the last day of each Offering Period.
               -------------



          (o) "Exercise Price" shall have the meaning as defined in PARAGRAPH
               --------------
     6(B).



          (p) "Offering Period" shall mean that period to be determined by the
               ---------------
     Committee beginning on the date Eligible Employees are offered the opportunity to purchase Shares hereunder. The first Offering Period shall begin on July 1, 1998 and shall end on December 31, 1998. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each six (6) calendar month period beginning on each January 1 and July 1 of a calendar year, starting with January 1, 1999, and shall end on the end of such six month period.



          (q) "Participant" shall mean an Eligible Employee who has elected to
               -----------
     participate herein by authorizing payroll deductions pursuant to PARAGRAPH
     4.



          (r) "Payroll Deduction Account" shall mean the separate account
               -------------------------
     maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to PARAGRAPH 5.



          (s) "Plan" shall mean the Sanchez Computer Associates, Inc. Employee
               ----
     Stock Purchase Plan.



          (t) "Share" shall mean a share of Common Stock.
               -----



          (u) "Subscription Agreement" shall have the meaning as defined in
               ----------------------
     PARAGRAPH 4(A).



          (v) "Subsidiary" shall mean a corporation, domestic or foreign, of
               ----------
     which at the time of the granting of the option pursuant to PARAGRAPH 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.



     3.  ELIGIBILITY.
         -----------



          (a) General Rule.  Any Employee on an Enrollment Date shall be
              ------------
     eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of PARAGRAPH 4(A) and the limitations imposed by section 423(b) of the Code.



          (b) Exceptions.  Any provisions of the Plan to the contrary
              ----------
     notwithstanding, no Employee shall be an Eligible Employee if:



               (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock (including for purposes of this PARAGRAPH 3(B) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with section 423(b)(3) of the Code; or



               (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock

          (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of section 423(b)(8) of the Code.



     4.  PARTICIPATION.
         -------------



          (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions, in a form substantially similar to EXHIBIT A attached to this Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period.



          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in PARAGRAPH 9.



          (c) An Eligible Employee may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this PARAGRAPH, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he files additional written declinations in accordance with the provisions of this PARAGRAPH.



     5.  PAYROLL DEDUCTIONS.
         ------------------



          (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than one percent (1%) nor more than fifteen percent (15%) of the Compensation which he or she receives on each pay date during the Offering Period.



          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.



          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to PARAGRAPH 9 are permitted.



     6.  GRANT OF OPTION.
         ---------------



          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase up to a number of whole Shares determined by dividing fifteen percent (15%) of the Participant's Compensation by the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in PARAGRAPH 3(B) or PARAGRAPH 10(A) hereof. The fair market value of a Share shall be determined as provided in PARAGRAPH 6(B).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee but shall not be less than the lower of: (i) eighty-five percent (85%) of the fair market value of a Share on the Enrollment Date, or (ii) eighty-five percent (85%) of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be the closing price of such Share as reported by the Nasdaq National Market or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with section 423 of the Code or the regulations thereunder.



          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.



     7.  EXERCISE OF OPTION.  The Participant's option for the purchase of
         ------------------
Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in PARAGRAPH 9. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant. Any amount remaining in the Participant's Payroll Deduction Account after the Offering Period shall be held in the Payroll Deduction Account until the next Offering Period, unless the Offering Period has been oversubscribed or has terminated, in which case such amount shall be refunded to the Participant.



     8.  DELIVERY.  As soon as practicable after the Exercise Date, the
         --------
Committee shall arrange the delivery to each Participant, or to his account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option.



     9.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.
         -------------------------------------



          (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Committee on a form substantially similar to EXHIBIT B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account that have not yet been used to purchase Shares will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions for the purchase of shares will be made during the Offering Period.



          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety
     (90) days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.



          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.



     10.  SHARES.
          ------



          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be three hundred thousand (300,000) Shares, subject to adjustment upon changes in capitalization of the Company as provided in PARAGRAPH 16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.



          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.



          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.



     11.  ADMINISTRATION.  The Plan shall be administered by a Committee
          --------------
appointed by the Board. Such Committee shall have all powers with respect to the Plan, except for amending or terminating the Plan as set forth in PARAGRAPH 17 hereof.



          (a) Each member of the Committee shall serve until his successor is appointed. Any member of the Committee may be removed at any time by the Board, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign by giving thirty
     (30) days written notice to the Company.



          (b) The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Committee.



          (c) The Committee shall have the following powers and duties:

               (1) To direct the administration of the Plan in accordance with the provisions herein set forth;



               (2) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;



               (3) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, the eligibility of an Employee to participate in the Plan;



               (4) To enforce the terms of the Plan and the rules and regulations it adopts;



               (5) To direct the distribution of the Shares purchased hereunder;



               (6) To furnish the Employer with information which the Employer may require for tax or other purposes;



               (7) To engage the service of counsel (who may, if appropriate, be counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties;



               (8) To prescribe procedures to be followed by Participants in electing to participate herein;



               (9) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

               (10) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and



               (11) To interpret and construe the Plan.



     12.  DESIGNATION OF BENEFICIARY.
          --------------------------



          (a) A Participant may file a written designation of a beneficiary (as indicated in the Subscription Agreement or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.



          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

     13.  TRANSFERABILITY.  Neither payroll deductions credited to Participant's
          ---------------
Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Paragraph 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with PARAGRAPH 9.



     14.  USE OF FUNDS.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.



     15.  REPORTS.  Individual Payroll Deduction Accounts will be maintained for
          -------
each Participant in the Plan. Statements of Payroll Deduction Account will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.



     16.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  If an option under this
          ------------------------------------------
Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company.
Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.



     In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this PARAGRAPH shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.



     17.  AMENDMENT OR TERMINATION.  The Board may at any time and for any
          ------------------------
reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such manner and to such a degree as required.

     18.  NOTICES.  All notices or other communications by a Participant to the
          -------
Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.



     19.  SHAREHOLDER APPROVAL.  Commencement of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.



     20.  CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.



          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.



     21.  TERM OF PLAN.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in PARAGRAPH 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under PARAGRAPH 17.



     22.  NO RIGHTS IMPLIED.  Nothing contained in this Plan or any modification
          -----------------
or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.



     23.  SEVERABILITY.  In the event any provision of the Plan shall be held to
          ------------
be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.



     24.  WAIVER OF NOTICE.  Any person entitled to notice under the Plan may
          ----------------
waive the notice.



     25.  SUCCESSORS AND ASSIGNS.  The Plan shall be binding upon all persons
          ----------------------
entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its successors and assigns.



     26.  HEADINGS.  The titles and headings of the Paragraphs are included for
          --------
convenience of reference only and are not to be considered in construction of the provisions hereof.

     27.  GOVERNING LAW.  All questions arising with respect to the provisions
          -------------
of this Plan shall be determined by application of the laws of the Commonwealth of Pennsylvania except to the extent Pennsylvania law is preempted by Federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.



     28.  NO LIABILITY FOR GOOD FAITH DETERMINATIONS.  Neither the members of
          ------------------------------------------
the Board nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.



     29.  PARTICIPATING EMPLOYERS.  This Plan shall constitute the employee
          -----------------------
stock purchase plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least thirty (30) days prior to such Enrollment Date.



     30.  NO GUARANTEE OF INTERESTS OR TAX TREATMENT.  Neither the Committee nor
          ------------------------------------------
the Company guarantees the Common Stock from loss or depreciation. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.



     31.  PAYMENT OF EXPENSES.  All expenses incident to the administration,
          -------------------
termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.




     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed effective this _______ day of ___________________________, 1998.




                              SANCHEZ COMPUTER ASSOCIATES, INC.



ATTEST:                       By:
                                 --------------------------------------
_____________________________    Its___________________________________

Secretary

                                   EXHIBIT A
                                   ---------

                       SANCHEZ COMPUTER ASSOCIATES, INC.
                       ---------------------------------
                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------
                            SUBSCRIPTION AGREEMENT
                            ----------------------


     I, ____________________________________, have read the attached prospectus explanation of the Sanchez Computer Associates, Inc. Employee Stock Purchase Plan (the "Plan"). I have decided (check one):



          _____  NOT to participate.



          _____ TO PARTICIPATE. I wish to purchase that number of shares of Sanchez Computer Associates, Inc. common stock, no par value (the "Shares") that can be purchased with ______% of my Compensation (select the percentage of your compensation from 1 to 15, in increments of 1, that you elect to contribute).



     In order to pay for the Shares that I have elected to purchase, I hereby authorize my Employer to deduct the percentage of my Compensation that I specified above from my pay each pay period while this election is in effect.



     I understand that said payroll deductions shall be accumulated for the purchase of the Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Plan.



     I have received a copy of the Sanchez Computer Associates, Inc.'s most recent prospectus that describes the Plan and a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.



     I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.



     Beneficiary Designation.  In the event of my death, I hereby designate the
     -----------------------
following as my beneficiary to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to Paragraph 12 of the Plan:


____________________________________
____________________________________
____________________________________

Name and Address of Participant:





Signature:



Date:
     -----------------------------

----------------------


/1/ Please refer to the Plan document for definitions of capitalized words that are not defined in this Subscription Agreement .

                                   EXHIBIT B
                                   ---------



                       SANCHEZ COMPUTER ASSOCIATES, INC.
                       ---------------------------------
                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------
                             NOTICE OF WITHDRAWAL
                             --------------------



The undersigned Participant1 in the Offering Period of the Sanchez Computer Associates, Inc. Employee Stock Purchase Plan (the "Plan") which began on ___________________________, ______ (the "Enrollment Date") hereby notifies the
Committee that effective on the later of _________________________, 19____ (the "Withdrawal Date") or the date this form is received by the Committee, he or she withdraws from the Offering Period.

The undersigned hereby directs Sanchez Computer Associates, Inc. (the "Company") to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions credited to his or her Payroll Deduction Account with respect to such Offering Period. The undersigned understands and agrees that if withdrawing from the Offering Period no further payroll deductions will be made for the purchase of shares in such Offering Period.

Name and Address of Participant:





Signature:



Date:______________________

______________

/1/ Please refer to the Plan document for definitions of capitalized words that are not defined in this Notice of Withdrawal.

P R O X Y
                       SANCHEZ COMPUTER ASSOCIATES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Michael A. Sanchez, Frank R. Sanchez and Joseph F. Waterman, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1998 Annual Meeting of Shareholders of Sanchez Computer Associates, Inc. to be held on May 20, 1998, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN AND FOR THE ADOPTION OF THE RESOLUTION TO AMEND THE COMPANY'S ARTICLES, AND AS THE PROXIES MAY DETERMINE, IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

         PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
               AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                      Please mark your
FOR PROPOSALS 1, 2 AND 3.                               [X]  votes as indicated
                                                              in this example


                                                         FOR       WITHHELD
                                                                   FOR ALL
1. ELECTION OF DIRECTORS
 Michael A. Sanchez      Kailash C. Khanna               [_]         [_]
 Frank R. Sanchez        John D. Loewenberg
 Ronald J. Zlatoper      Ira M. Lubert
 Warren V. Musser        Thomas C. Lynch
 Lawrence Chimerine

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

2. EMPLOYEE STOCK PURCHASE PLAN              FOR         WITHHELD      ABSTAIN
                                             [_]           [_]           [_]

3. AMENDMENT TO ARTICLES TO INCREASE         FOR         WITHHELD      ABSTAIN
   AUTHORIZED SHARES                         [_]           [_]           [_]




SIGNATURE(S) ______________   ______________    DATE: _________________________
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.

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                             FOLD AND DETACH HERE

                         Your Proxy vote is important,
                  regardless of the number of shares you own.

 Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.

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